Exhibit 10.7

Final Form

FORM OF

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], 2021 and is between Pardes Biosciences, Inc. (f/k/a FS Development Corp. II), a Delaware corporation (“PubCo”), and each of the stockholder parties identified on Exhibit A hereto (collectively, the “Stockholder Parties”).

BACKGROUND:

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of June 29, 2021 (the “Merger Agreement”), by and among PubCo, Orchard Merger Sub, Inc., a Delaware corporation, Shareholder Representative Service LLC, a Colorado limited liability, as the Stockholders’ Representative, and Pardes Biosciences Sub, Inc. (f/k/a Pardes Biosciences, Inc.), a Delaware corporation;

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, as a result of the Merger Agreement, each Stockholder Party is, or shall be, the owner of record, or beneficially of, certain shares of PubCo Common Stock or securities exercisable for PubCo Common Stock (the “Lock-Up Shares”) (provided, however, that with respect to Foresite Capital Opportunity Fund V, L.P. and Foresite Capital Fund V, L.P. (together, the “Sponsor Stockholder Parties”), Lock-Up Shares will not include any shares of PubCo Common Stock owned (of record or beneficially) by such Sponsor Stockholder Party as a result of either (i) the Subscription Agreement entered into by such Sponsor Stockholder Party contemporaneously with the Merger Agreement or (ii) the subscription agreement entered into by such Stockholder Party pursuant to Section 5 of the Parent Support Agreement; and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger and the other Transactions.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PubCo and each Stockholder Party, intending to be legally bound, agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Agreement” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Lock-Up Shares” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“PubCo” has the meaning set forth in the Preamble.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Transfer” has the meaning set forth in Section 2.1(b).

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II

LOCK-UP

2.1	Lock-Up.

(a) Each Stockholder Party agrees that such Stockholder Party shall not Transfer any Lock-Up Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for any Lock-Up Shares (whether such Lock-Up Shares or any such securities are held by such Stockholder Party as of the date of this Agreement or are thereafter acquired) for a period of one-hundred eighty (180) days following the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly agreed to preclude each Stockholder Party during the Lock-Up Period from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to, lead to or result in a sale or disposition of such Stockholder Party’s Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-Up Period would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Stockholder Party’s Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares. The foregoing notwithstanding, each executive officer and director of PubCo shall be permitted to establish a plan to acquire and sell Lock-Up Shares pursuant to Rule 10b5-1 under the Exchange Act; provided, however, no sale of any Lock-Up Shares under any such plan shall be made prior to the expiration of the Lock-Up Period.

(b) For purposes of this Agreement, “Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Lock-Up Shares, or any options or warrants to purchase any Lock-Up Shares or any securities convertible into, exchangeable for or that represent the right to receive Lock-Up Shares, (ii) enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares, or that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, described in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration, provided that the donee, trustee, heir or other transferee has duly executed and delivered to PubCo a joinder to this Agreement in the form of Exhibit B attached hereto (in which case such recipient shall be considered a Stockholder Party for all purposes of this Agreement).

(c) Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the transfer of any Lock-Up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Lock-Up Shares describing the foregoing restrictions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER PARTIES

3.1 Stockholder Representations and Warranties. Each Stockholder Party represents and warrants to PubCo as follows:

(a) If Stockholder Party is not an individual, the Stockholder Party is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) If Stockholder Party is not an individual, the Stockholder Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Stockholder Party. This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes a valid, legal and binding agreement of each Stockholder Party (assuming that this Agreement is duly authorized, executed and delivered by PubCo), enforceable against each such Stockholder Party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

ARTICLE IV

GENERAL PROVISIONS

4.1 Termination. This Agreement and the obligations of each Stockholder Party hereunder shall automatically terminate on the last day of the Lock-Up Period.

4.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows.

PubCo’s address is:

2173 Salk Ave., Suite 250, PMB#052

Carlsbad, CA 92008
Attn.: Elizabeth H. Lacy, General Counsel and Corporate Secretary
Email: elacy@pardesbio.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

601 Marshall Street

Redwood City, CA 94063

Attn.: Deepa Rich

Email: DRich@goodwinlaw.com

Each Stockholder Party’s address is such address as such Stockholder Party shall furnish to PubCo in writing.

4.3 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of PubCo (including the approval of the member of the board of directors of PubCo nominated by the Sponsor) and the Stockholder Parties holding a majority of the Lock-Up Shares then held by all of the Stockholder Parties.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

4.4 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

4.5 Assignment; Successors. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

4.6 Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to the Lock-Up Shares held by the Stockholder Parties shall become Lock-Up Shares for purposes of this Agreement.

4.7 Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of law provisions.

4.8 Jurisdiction; Waiver of Jury Trial. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

4.9 Specific Performance. Each party hereto acknowledges and agrees that (a) in the event of any breach of this Agreement by any such party, the other parties hereto would be irreparably harmed monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, (b) this Agreement shall be specifically enforceable and (c) any breach or threatened of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto (i) waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach, (ii) agrees that the other parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond and (iii) agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

4.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.11 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid, illegal or unenforceable to any extent, (i) the remainder of this Agreement shall not be in any way affected or impaired thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12 Headings and Captions. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13 Counterparts; Electronic Execution or Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed electronically; any executed counterpart of this Agreement may be delivered by facsimile or electronic mail; and any such electronically executed or delivered copy of a counterpart signature page shall have the same force and effect as an originally executed copy hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement on the day and year first above written.

PARDES BIOSCIENCES, INC. (F/K/A FS DEVELOPMENT CORP. II)

By:
Name:
Title:

[Signature Page to Lockup Agreement]

STOCKHOLDER PARTIES:

FORESITE CAPITAL FUND V, L.P.

By:	Foresite Capital Management V, LLC
Its General Partner

By:
	Name:	Dennis D. Ryan
	Title:	Chief Financial Officer

FORESITE CAPITAL OPPORTUNITY FUND V, L.P.

By: Foresite Capital Opportunity Management V, LLC
Its General Partner

By:
	Name:	Dennis D. Ryan
	Title:	Chief Financial Officer

GMF PARDES LLC

By:
	Name:	J. Jay Lobell
	Title:	Managing Member

[Signature Page to Lockup Agreement]

KHOSLA VENTURES SEED D, LP

By: Khosla Ventures Seed Associates D, LLC, a Delaware limited liability company and general partner of Khosla Ventures Seed D, LP

By:
	Name:	John Demeter
	Title:	General Counsel

LOPATIN DESCENDANTS’ TRUST

By:
	Name:	Uri Lopatin
	Title:	Trustee

By:
	Name:	Katherine Lopatin
	Title:	Trustee

Uri A. Lopatin, M.D.

Signature:

Lee D. Arnold, Ph.D.

Signature:

Brian P. Kearney, PharmD

Signature:

[Signature Page to Lockup Agreement]

Heidi Henson

Signature:

Elizabeth H. Lacy

Signature:

[Signature Page to Lockup Agreement]

EXHIBIT A

STOCKHOLDER PARTIES

1.	Khosla Ventures VII, LP

2.	Khosla Ventures Seed D, LP

3.	Foresite Capital Fund V, L.P.

4.	Uri Lopatin

5.	Lopatin Descendants’ Trust

6.	GMF Pardes LLC

7.	Lee Arnold

8.	Foresite Capital Opportunity Fund V, L.P.

9.	Brian P. Kearney

10.	Heidi Henson

11.	Elizabeth Lacy

EXHIBIT B

FORM OF JOINDER TO LOCK-UP AGREEMENT

[ ___], 20__

The undersigned (“New Stockholder Party”) is executing and delivering this Joinder (this “Joinder”) to the Lock-Up Agreement, dated as of [●], 2021, by and between Pardes Biosciences, Inc. (f/k/a FS Development Corp. II) (“PubCo”) and the Stockholder Parties from time to time party thereto (as amended from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

The New Stockholder Party received Lock-Up Shares from a Stockholder Party pursuant to and in accordance with the Lock-Up Agreement. By executing and delivering this Joinder to PubCo, the undersigned New Stockholder Party hereby agrees to become a party to, to be bound by and to comply with the provisions of the Lock-Up Agreement as Stockholder Party and a holder of Lock-Up Shares in the same manner as if the undersigned were an original signatory to the Lock-Up Agreement.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

NEW STOCKHOLDER PARTY:

[Name of New Stockholder Party]

By:
Name:
Title

PARDES BIOSCIENCES, INC.

By:
Name:
Title: